Exhibit 1.1

$600,000,000

HCP, INC.

(a Maryland Corporation)

6.700% Senior Notes Due 2018

UNDERWRITING AGREEMENT

i

$600,000,000

HCP, INC.

(a Maryland corporation)

6.700% Senior Notes Due 2018

UNDERWRITING AGREEMENT

October 10, 2007

Barclays Capital Inc.

UBS Securities LLC

Banc of America Securities LLC

As Representatives of the several Underwriters

c/o Barclays Capital Inc.

200 Park Avenue
New York, New York  10166

Dear Sirs:

HCP, Inc., a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Barclays Capital Inc., UBS Securities LLC and Banc of America Securities LLC are acting as representatives (the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $600,000,000 aggregate principal amount of the Company’s 6.700% Senior Notes Due 2018 (the “Securities”). The Securities are to be issued pursuant to an indenture dated September 1, 1993 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”). The term “Indenture,” as used herein, includes the Officers’ Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Section 301 of the Indenture.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-137225), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities (among others) under the 1933 Act. Such registration statement, in the form in which it became effective, as amended through the date hereof, including the information deemed pursuant to Rule 430B under the 1933 Act Regulations to be part of the registration statement at the time of its effectiveness (“Rule 430B Information”) and all documents incorporated or deemed to be incorporated by reference therein through the date hereof, is hereinafter referred to as the “Registration Statement.”  The Company proposes to file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations the Prospectus Supplement (as defined in Section 3(k) hereof) relating to the Securities and the prospectus dated September 8, 2006 (the “Base Prospectus”), and has previously advised you of all further information (financial and other) with respect to the Company set forth therein. The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. The term “Pre-Pricing Prospectus,” as used in this Agreement, means the preliminary prospectus supplement dated October 10, 2007 and filed with the Commission on October 10, 2007 pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Base Prospectus used with such preliminary prospectus supplement in connection with the marketing of the Securities, in each case as amended or supplemented by the Company. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

At or prior to the time when sales of the Securities were first made (such time, the “Time of Sale”), the Company had prepared the following information (collectively the “Time of Sale Information”): the Pre-Pricing Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 of the 1933 Act Regulations) listed on Exhibit B hereto.

Section 1. Representations and Warranties.

(a)                                  The Company represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”), as of the Time of Sale, and as of Closing Time referred to in Section 2 as follows:

(i)                                     Pre-Pricing Prospectus. No order preventing or suspending the use of the Pre-Pricing Prospectus has been issued by the Commission, and each Pre-Pricing Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Pre-Pricing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any Pre-Pricing Prospectus.

(ii)                                  Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (ii) shall not apply to statements in or omissions from the Time of Sale Information made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included (or to be included) in the Prospectus will be omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus will be omitted therefrom.

(iii)                               Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the 1933 Act Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives other than the Underwriters in their capacity as such (other than a communication referred to in clauses (A), (B) and (C) below) an “Issuer Free Writing Prospectus”) other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 of the 1933 Act Regulations, (B) the Pre-Pricing Prospectus, (C) the Prospectus, (D) the documents listed on Exhibit B hereto as constituting the Time of Sale Information and (E) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433 of the 1933 Act Regulations) filed (to the extent required thereby) in accordance with the 1933 Act and when taken together with the Pre-Pricing Prospectus accompanying, or delivered prior to delivery of, such Issuer

Free Writing Prospectus, did not, and at Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (iii) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any Pre-Pricing Prospectus that has not been superseded or modified.

(iv)                              Compliance with Registration Requirements. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act Regulations that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company. Each of the Registration Statement and the Base Prospectus, at the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Representation Date, complied and comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations), and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and as of the Representation Date and at Closing Time do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Securities have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (iv) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the

Prospectus or the information contained in any Statement of Eligibility and Qualification of a trustee under the 1939 Act filed as an exhibit to the Registration Statement (a “Form T-1”). For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

(v)                                 Incorporated Documents. The documents filed by the Company and incorporated or deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Time of Sale Information pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Registration Statement, the Prospectus and the Time of Sale Information, at the respective times the Registration Statement and any amendments thereto became effective, at the Representation Date, the Time of Sale and at Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)                              Independent Accountants. The accountants who audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are registered public accounting firms independent of the Company, in the case of Ernst & Young LLP, and CNL Retirement Properties, Inc. (“CNL”) and Slough Estates USA, Inc. (“SEUSA”), in the case of PricewaterhouseCoopers LLP, as required by the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board (or, in the case of SEUSA, as required by Rule 101 of the Code of Professional Conduct of the AICPA).

(vii)                           Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their respective operations for the periods specified; and, except as otherwise stated in the Registration Statement, the Time of Sale Information and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein as of the dates indicated and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information

and the Prospectus; and the pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the Company’s ratios of earnings to fixed charges included in the Prospectus Supplement (as defined below) under the caption “Ratio of Earnings to Fixed Charges and Preferred Stock Dividends” and in the Base Prospectus under the caption “Ratio of Earnings to Fixed Charges” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission as at the dates indicated therein.

(viii)                        No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (in each case as supplemented or amended), except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s common stock, par value $1.00 per share (“Common Stock”) and preferred stock, par value $1.00 per share (“Preferred Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix)                                Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state.

(x)                                   Good Standing of Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (each, a “Significant Subsidiary”) as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited liability company or partnership, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the issued and outstanding partnership or limited liability company interests of each such subsidiary which is a partnership or limited liability company, as applicable, have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for other partnership or limited liability company interests described in the Time of Sale Information and the Prospectus) are owned by the Company, directly or through corporate subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xi)                                REIT Status. Commencing with its taxable year ending December 31, 1985, the Company has at all times operated in such manner as to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and any predecessor statute thereto, and intends to continue to operate in such manner.

(xii)                             Capitalization. The authorized capital stock of the Company is as set forth in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of June 30, 2007 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and the shares of issued Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(xiii)                          Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or other organizational documents, as the case may be, or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or their properties may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and in which the violation or default might result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(xiv)                         Absence of Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or any transaction contemplated hereby; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to, or incorporated by reference in, the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xv)                            Absence of Further Requirements. No authorization, approval, consent, order or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under state securities laws.

(xvi)                         Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Underwriters, will be a valid and legally binding agreement of the Company.

(xvii)                      Authorization of Indenture. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally or by general equitable principles. The Indenture has been duly qualified under the 1939 Act.

(xviii)                   Authorization of the Securities. The Securities have been duly authorized and, at Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xix)                           Description of the Securities. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xx)                              Seniority of the Securities. The Securities rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Company that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

(xxi)                           Title to Property. The Company and its subsidiaries have good title to all real property or interests in real property owned by it or any of them in each case free and clear of all liens, encumbrances and defects except such as are stated in or included in documents incorporated or deemed to be incorporated by reference in the Time of Sale Information or the Prospectus or such as would not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired title or such interest in such real property, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances) confirming the foregoing. To the best knowledge of the Company, the instruments securing its real estate mortgage loans in favor of the Company and its subsidiaries create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no material adverse effect on the value of such interests in relation to the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired an interest in such real estate mortgage loans, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances).

(xxii)                        Investment Company Act. The Company is not required to be registered, and, after giving effect to the offering contemplated hereby and the application of the proceeds thereof as described in the Pre-Pricing Prospectus and the Prospectus, will not be required to be registered, under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiii)                     Rating of the Securities. The Securities are currently rated “Baa3” by Moody’s Investors Service, Inc. and “BBB” by Standard & Poor’s Ratings Group.

(xxiv)                    Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxv)                       Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal year and (iii) are effective at a reasonable assurance level to perform the functions for which they were established.

(xxvi)                    Internal Control. The Company has established and maintains “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the 1934 Act) that (i) are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of the Company’s most recent fiscal year. In addition, not later than the date of the filing with the Commission of the Company’s most recent Annual Report on Form 10-K, each of the accountants and the audit committee of the board of directors of the Company had been advised of (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such controls and procedures, there have been no changes in the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(xxvii)                 Status Under the 1933 Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering the Securities.

(xxviii)              Acquisition. To the knowledge of the Company, the representations and warranties contained in paragraph (vii) of this Section 1 are true and correct with respect to the financial statements and any supporting schedules of CNL and its consolidated subsidiaries, CNL Retirement Corp. (the “Advisor”) and its consolidated subsidiaries and SEUSA and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(b)                                 Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2. Sale and Delivery to Underwriters; Closing.

(a)                                  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at 99.143% of the principal amount thereof, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)                                 Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Sullivan & Cromwell LLP, 1888 Century Park East, Suite 2100, Los Angeles, California 90067-1725 or at such other place as shall be agreed upon by the Representatives and the Company, at 7:00 a.m., California time, on October 15, 2007, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one business day before Closing Time. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Barclays Capital Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by Closing Time, but such payment shall not release such Underwriter from its obligations hereunder. The certificates for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 a.m. on the last business day prior to Closing Time in New York, New York.

Section 3. Covenants of the Company.

The Company covenants with each Underwriter as follows:

(a)                                  Compliance with Securities Regulations and Commission Requests. The Company will notify the Representatives immediately, and confirm the notice in writing (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities (or required to be delivered but for Rule 172 of the 1933 Act Regulations) (the “Prospectus Delivery Period”), (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus, or the initiation of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act, (vi) of the occurrence of any event at any time as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or Blue Sky laws or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus or suspending any such qualification or exemption of the Securities and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will provide the Underwriters with copies of the form of Prospectus and each Issuer Free Writing Prospectus, in such numbers as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus and each Issuer Free Writing Prospectus (including the pricing term sheet in the form of Exhibit C hereto (the “Term Sheet”)) to the extent required by Rule 433 of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the second business day immediately succeeding the date hereof. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations (without giving effect to the proviso therein) and in any event prior to Closing Time.

(b)                                 Filing of Amendments. During the Prospectus Delivery Period, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities that differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)                                  Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus related to the Securities, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object.

(d)                                 Delivery of Registration Statements. The Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated or deemed to be incorporated by reference therein but without exhibits filed therewith) as the Representatives may reasonably request.

(e)                                  Delivery of Prospectuses. The Company will furnish to each Underwriter, from time to time during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

(f)                                    Continued Compliance with Securities Laws. If, at any time during the Prospectus Delivery Period, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement. If, in accordance with the preceding sentence, it shall be necessary to amend or supplement the Prospectus at any time subsequent to the expiration of nine months after the first date of the public offering of the Securities, the Underwriters shall bear the expense of preparing, filing and furnishing any such amendment or supplement. If at any time following issuance of an Issuer Free Writing Prospectus through Closing Time there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus or any Pre-Pricing Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)                                 Time of Sale Information. If at any time prior to Closing Time (A) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (B) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(h)                                 Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities shall have been so qualified, the Company will file such statements and reports as may be required by laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Securities.

(i)                                     Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(j)                                     Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner to be specified in the Prospectus Supplement under “Use of Proceeds.”

(k)                                  Preparation of Prospectus Supplement. Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations copies of the Prospectus (including such Prospectus Supplement).

(l)                                     Reporting Requirements. The Company, during the Prospectus Delivery Period, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)                               Lock-up Period. The Company, during the period beginning on the date hereof and continuing to and including Closing Time, will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities or (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Representatives.

(n)                                 Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 of the 1933 Act Regulations.

Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Indenture and the Registration Statement as originally filed and of each amendment thereto, and the Time of Sale Information, the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto, (ii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (iii) any fees payable in connection with the rating of the Securities; (iv) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey, (vii) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement as originally filed and of each amendment thereto, the Pre-Pricing Prospectus, any Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (viii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and (ix) any fees or expenses of a depositary in connection with holding the securities in book-entry form.

If this Agreement is cancelled or terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement. At Closing Time no order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission pursuant to Rule 401(g)(2) of the 1933 Act Regulations or pursuant to Section 8A of the 1933 Act. The Prospectus and each Issuer Free Writing Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 of the 1933 Act Regulations) and prior to the Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing or transmittal.

(b)                                 Opinions. At Closing Time the Representatives shall have received:

(1)                                  The favorable opinion or opinions, dated as of Closing Time, of Sullivan & Cromwell LLP, special counsel to the Company, as set forth in Exhibit A hereto.

(2)                                  The favorable opinion, dated as of Closing Time, of Latham & Watkins LLP, special counsel for the Company, in form and scope satisfactory to counsel for the Underwriters and subject to customary assumptions, limitations and exceptions acceptable to counsel for the Underwriters, to the effect that:

(i)             the Company was organized and has operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1954 for its taxable years ending December 31, 1985 and 1986 and in conformity with the requirements for qualification as a real estate investment trust under the Code commencing with its taxable year ending December 31, 1987, and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code; and

(ii)          the statements in the Base Prospectus set forth under the caption “United States Federal Income Tax Considerations,”  insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

(3)                                  [Reserved]

(4)                                  The favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP, Maryland corporate counsel for the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

(i)               The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii)              The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus.

(iii)             The authorized capital stock of the Company is as set forth in the Base Prospectus under the caption “Description of Capital Stock We May Offer.”

(iv)            The execution and delivery of the Indenture have been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the Maryland General Corporation Law (the “MGCL”). The Indenture has been duly executed and delivered by the Company.

(v)             The issuance of the Securities pursuant to the Indenture, and the offer and sale of the Securities pursuant to this Agreement, have been duly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the MGCL.

(vi)            Texas HCP, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. All of the issued and outstanding shares of capital stock of Texas HCP, Inc. have been duly authorized and validly issued, are fully paid and non assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(vii)           The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the MGCL. This Agreement has been duly executed and delivered by the Company.

(viii)          The issuance and sale of the Securities by the Company and the compliance by the Company with the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of the provisions of the charter or bylaws of the Company.

(ix)             No authorization, approval, consent, decree or order of any Maryland court or governmental authority or agency is required under the MGCL for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of the Securities hereunder, except such as may have been obtained or rendered, as the case may be.

(x)              In rendering its opinion, Ballard Spahr Andrews & Ingersoll, LLP shall state that each of Sidley Austin LLP, in rendering its opinion pursuant to Section 5(b)(6), and Sullivan & Cromwell LLP, in rendering its opinion pursuant to Section 5(b)(1), may rely upon such opinion as to matters arising under the laws of the State of Maryland.

(5)           Opinion of Company Counsel. The favorable opinion, dated as of Closing Time, of Edward J. Henning, General Counsel of the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

(i)               To the best of such counsel’s knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(ii)              To the best of such counsel’s knowledge and information, each Significant Subsidiary of the Company is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iii)             To the best of such counsel’s knowledge and information, no material default exists in the due performance or observance by the Company or any of its subsidiaries of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus or filed as an exhibit thereto or incorporated by reference therein which would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iv)            To the best of such counsel’s knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct.

(v)             The authorized, issued and outstanding capital stock of the Company is as set forth in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of June 30, 2007 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (except for subsequent issuances, if any, pursuant to reservations, agreements, dividend reinvestment plans or employee or director stock plans referred to in the Time of Sale Information and the Prospectus), and the shares of issued and outstanding Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(vi)            The issue and sale of the Securities and the compliance by the Company with the provisions of this Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated herein and therein, will not, to the best of such counsel’s knowledge and information, result in any material violation of any order applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(vii)           To the best of such counsel’s knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Time of Sale Information or the Prospectus or otherwise incorporated by reference therein that are not so disclosed.

(6)           The favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel to the Underwriters, with respect to such matters as the Representatives may reasonably request. In rendering such opinion, Sidley Austin LLP may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, rendered pursuant to Section 5(b)(4), as to matters arising under the laws of the State of Maryland.

(7)           In giving its opinion required by subsection (b)(6) of this Section, Sidley Austin LLP shall additionally state that no facts have come to its attention that have caused it to believe that the Registration Statement, at the time of its effective date and at the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to (i) the financial statements, schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus or (ii) any Form T-1.

In giving their opinions, Sullivan & Cromwell LLP, Latham & Watkins LLP, Edward J. Henning, Ballard Spahr Andrews & Ingersoll, LLP and Sidley Austin LLP may rely, to the extent recited therein, (A) as to all matters of fact, upon certificates and written statements of officers of the Company, and (B) as to the qualification and good standing of the Company and each Significant Subsidiary to do business in any state or jurisdiction, upon certificates of appropriate government officials.

(c)           Officers’ Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best knowledge and information of such officer, threatened by the Commission, (v) no examination pursuant to Section 8(c) of the 1933 Act concerning the Registration Statement has been initiated by the Commission, and (vi) the Company has not become the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. As used in this Section 5(c), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(d)           Accountants’ Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from each of Ernst & Young LLP and PricewaterhouseCoopers LLP letters, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (including, without limitation, the pro forma financial statements) and each substantially in the same form as the respective draft letter previously delivered to and approved by the Representatives.

(e)           Bring-down Comfort Letters. At Closing Time, the Representatives shall have received from each of Ernst & Young LLP and PricewaterhouseCoopers LLP letters, dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (d) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

(f)            Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(g)           Maintenance of Ratings. At Closing Time, the Securities shall be rated at least Baa3 by Moody’s Investors Service Inc. and BBB by Standard & Poor’s Ratings Group, and the Company shall have delivered to the Representatives a letter, dated Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized securities rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and since the date of this Agreement, no such organization shall have publicly announced that it has placed the Securities or any of the Company’s other securities on what is commonly termed a “watch list” for possible down-grading.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notifying the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 shall remain in effect.

Section 6. Indemnification.

(a)           Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any Time of Sale Information or any “issuer information” (as defined in Rule 433(h) under the 1933 Act) filed or required to be filed pursuant to Rule 433(a) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any Time of Sale Information, or made in reliance upon the Trustee’s Form T-1 filed as an exhibit to the Registration Statement.

(b)           Indemnification of the Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus or any Pre-Pricing Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or any Time of Sale Information in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(c)           Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           EDGAR. For purposes of this Section 6, all references to the Registration Statement, Pre-Pricing Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions that the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it were offered exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

Section 9. Termination.

(a)           The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been since the date of this Agreement or since the respective dates as of which information is given in the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by the NASDAQ Global Market or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal, New York, Maryland or California authorities. As used in this Section 9(a), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(b)           If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to, or participate in the plan for use of, any “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 of the 1933 Act Regulations, (ii) any Issuer Free Writing Prospectus listed on Exhibit B or prepared pursuant to Section 1(a)(iii) or Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved in writing by the Company in advance of the use of such free writing prospectus. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Exhibit C hereto without the consent of the Company.

(b)           It is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

Section 12. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
Attention:  Legal Department
Facsimile:  (562) 733-5200

With a copy (which shall not constitute notice) to:

Alison S. Ressler, Esq.
Patrick S. Brown, Esq.
Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, California  90067-1725
Facsimile: (310) 712-8800

If to the Representatives:

Barclays Capital Inc.
200 Park Avenue
New York, New York  10166
Attention: Fixed Income Syndicate
Facsimile:  (212) 412-7305

With a copy (which shall not constitute notice) to:

Paul C. Pringle, Esq.
Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, California 94104-1715
Facsimile:  (415) 772-7400

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and the officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

Section 14. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Unless stated otherwise, all specified times of day refer to New York City time.

Section 15. No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, financial, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 16. Other Provisions. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

HCP, INC.

			By:	/s/ Edward J. Henning
				Name:	Edward J. Henning
				Title:	Executive Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.
UBS SECURITIES LLC
BANC OF AMERICA SECURITIES LLC

By:	BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

For themselves and as Representatives of the
other Underwriters named in Schedule A hereto.

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE A

Name of Underwriter	Principal Amount of Securities
Barclays Capital Inc.	$150,000,000
UBS Securities LLC	150,000,000
Banc of America Securities LLC	150,000,000
Credit Suisse Securities (USA) LLC	50,000,000
Wachovia Capital Markets, LLC	50,000,000
Wells Fargo Securities, LLC	50,000,000

Total	$600,000,000

Schedule A-1

EXHIBIT A

A-1

EXHIBIT B

Time of Sale Information

Final Pricing Term Sheet contained in EXHIBIT C

B-1

EXHIBIT C

Issuer Free Writing Prospectus, dated October 10, 2007
Filed Pursuant to Rule 433 under the Securities Act of 1933
Supplementing the Preliminary Prospectus Supplement dated October 10, 2007
Registration Statement No. 333-137225

$600,000,000 6.700% Senior Notes due 2018
Final Terms and Conditions

Issuer:	HCP, Inc.
Size:	$600,000,000
Maturity:	January 30, 2018
Coupon:	6.700%
Price:	99.793% of face amount
Yield to Maturity:	6.730%
Spread to Benchmark Treasury:	+ 210 basis points
Benchmark Treasury:	4.75% due 8/15/2017
Benchmark Treasury Yield:	4.630%
Interest Payment Dates:	Jan 30 and July 30, commencing Jan 30, 2008
Redemption Provisions:	In addition to the Change of Control Repurchase Event as described in the Preliminary Prospectus Supplement dated October 10, 2007, redeemable as described below
Make-whole call:	At any time at a discount rate of Treasury plus 35 basis points
Book-runners:	Barclays Capital Inc., UBS Securities LLC and Banc of America Securities LLC
Co-managers:	Credit Suisse Securities (USA) LLC, Wachovia Capital Markets, LLC and Wells Fargo Securities, LLC
Settlement:	T+3; October 15, 2007
CUSIP / ISIN:	40414L AA7 / US40414LAA70
Ratings:

Baa3/BBB (Moody’s/S&P)

The securities ratings are made by the rating agencies and not the issuer or underwriters. A securities rating is not a recommendation by the rating agency, the issuer, or the underwriters to buy, sell or hold securities. Each securities rating may be subject to revision or withdrawal at any time and should be evaluated independently of any other rating.

C-1

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 1-888-227-2275, ext. 2663, or UBS Securities LLC at 1-888-722-9555, ext. 1088, or Banc of America Securities LLC at 1-800-294-1322 or through your usual contact at Barclays Capital Inc., UBS Securities LLC or Banc of America Securities LLC.

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